Exhibit 99.1

American Apparel Receives NYSE Amex LLC Letter Relating to Late Filing of First Quarter
2009 Quarterly Report on Form 10-Q

LOS ANGELES, May 22, 2009 – American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, today announced that it received a letter from the NYSE Amex LLC (the “Exchange”) stating that the company’s timely filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “Form 10-Q”) is a condition for the company’s continued listing on the Exchange, as required by Sections 134 and 1101 of the Exchange’s Company Guide, and that the company’s failure to timely file the Form 10-Q is a material violation of the company’s listing agreement with the Exchange.  The letter from the Exchange provides that the company must submit to the Exchange by June 2, 2009 a plan to bring the company in compliance with Sections 134 and 1101 of the Company Guide by no later than August 19, 2009, or it will be subject to delisting procedures.

As previously disclosed, American Apparel was not able to complete the preparation of the financial statements and certain related information required to be included in the Form 10-Q, and therefore was not able to timely file the Form 10-Q, due to the company’s evaluation of the classification of its revolving credit facility as long-term debt, and certain other balance sheet and cash flow presentation matters.  American Apparel is still in the process of completing this evaluation.  Any change in presentation of the revolving credit facility, if made, would result in a restatement of its prior period balance sheets to present all or some portion of the revolving credit facility as a current liability instead of as long-term debt.  The restatements, if made, would have no impact on the company’s previously reported net cash flows, cash position, revenues, net income or same store sales.  As soon as practicable following the completion of the evaluation, American Apparel intends to announce its final conclusions regarding these accounting issues and, if necessary, file any amendments to its previously filings with the Securities and Exchange Commission that may be required.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of May 15, 2009, American Apparel employed approximately 10,000 people and operated over 265 retail stores in 19 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.com.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: ability to regain compliance with the stock exchange rules; completion of the evaluation, including any restatement, if applicable; changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our ability to comply with our debt agreements, generate cash flow to service our debt; costs of materials and labor; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our 2008 Annual Report on Form 10-K.  Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Joseph Teklits / Jean Fontana
ICR
(203) 682-8200
or
Adrian Kowalewski
Chief Financial Officer
American Apparel
(213) 488-0226